SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 15, 2009

STATION CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-21640	88-0136443
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada		89135
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (702) 495-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on March 2, 2009, Station Casinos, Inc. (the “Company”) entered into a forbearance agreement, as amended by the amendment to note forbearance agreement dated April 14, 2009 (as amended, the “Note Forbearance Agreement”), with the holders (the “Holders”) of a majority in principal amount of each of the 6% Senior Notes due 2012 (the “2012 Senior Notes”), 7 3/4% Senior Notes due 2016 (the “2016 Senior Notes”), 6 1/2% Senior Subordinated Notes due 2014 (the “2014 Subordinated Notes”), 6 7/8% Senior Subordinated Notes due 2016 (the “2016 Subordinated Notes”) and 6 5/8% Senior Subordinated Notes due 2018 (the “2018 Subordinated Notes” and, together with the 2012 Senior Notes, the 2016 Senior Notes, the 2014 Subordinated Notes and the 2016 Subordinated Notes, the “Notes”). In addition, on March 2, 2009, the Company also entered into a forbearance agreement, as amended by the first amendment to forbearance agreement dated April 14, 2009, with the lenders (the “Lenders”) holding a majority in principal amount of the loans and commitments under its Credit Agreement dated as of November 7, 2007 (as amended, the “Credit Forbearance Agreement” and together with the Note Forbearance Agreement, the “Forbearance Agreements” and, individually, each a “Forbearance Agreement”).

On May 15, 2009, the Company and the Holders of a majority in principal amount of each series of Notes entered into Amendment No. 2 to Forbearance Agreement (the “Amendment No. 2 to Note Forbearance Agreement”), pursuant to which the Holders agreed to extend the “Forbearance Period” from May 15, 2009 to May 29, 2009.

On May 15, 2009, the Company and the Lenders holding a majority in principal amount of the loans and commitments under its Credit Agreement also entered into a Second Amendment to Forbearance Agreement (the “Second Amendment to Credit Forbearance Agreement”, together with the Amendment No. 2 to Note Forbearance Agreement, the “Second Amendment to Forbearance Agreements” and, individually, each a “Second Amendment to Forbearance Agreement”), pursuant to which the Lenders agreed to extend the forbearance period for the Company from May 15, 2009 to May 29, 2009.

The Company said that the extended forbearance period will permit it to continue ongoing discussions regarding the terms of its restructuring with the Lenders and the holders of its Notes.

A copy of each Second Amendment to Forbearance Agreement, without exhibits, is attached to this Current Report on Form 8-K as exhibits and are incorporated by reference as though fully set forth herein. The foregoing summary description of the Second Amendment to Forbearance Agreements is not intended to be complete and is qualified in its entirety by the complete text of the Second Amendment to Forbearance Agreements. The Second Amendment to Forbearance Agreements are filed in this Form 8-K to provide information regarding their terms and are not intended to provide any other factual information about the Company.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits. The following exhibits are being filed herewith:

10.1       Amendment No. 2 to Forbearance Agreement With Respect to Station Casinos, Inc. 6% Senior Notes due 2012, 7 3/4% Senior Notes due 2016, 6 1/2% Senior Subordinated Notes due 2014, 6 7/8% Senior Subordinated Notes due 2016 and 6 5/8% Senior Subordinated Notes due 2018, dated as of May 15, 2009 by and among the Company and the noteholders party thereto.

10.2       Second Amendment to Forbearance Agreement dated as of May 15, 2009 by and among the Company, certain subsidiaries of the Company, FCP Holdings, Inc., Fertitta Partners LLC, FCP Voteco, LLC, Deutsche Bank Trust Company Americas, as administrative agent and the lenders party thereto.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos, Inc.

Date: May 15, 2009	By:	/s/ Thomas M. Friel
Thomas M. Friel
Executive Vice President, Chief Accounting Officer and Treasurer

Index to Exhibits

Exhibit No.	Description

10.1

Amendment No. 2 to Forbearance Agreement With Respect to Station Casinos, Inc. 6% Senior Notes due 2012, 7 3/4% Senior Notes due 2016, 6 1/2% Senior Subordinated Notes due 2014, 6 7/8% Senior Subordinated Notes due 2016 and 6 5/8% Senior Subordinated Notes due 2018, dated as of May 15, 2009 by and among the Company and the noteholders party thereto

10.2

Second Amendment to Forbearance Agreement, dated as of May 15, 2009 by and among the Company, certain subsidiaries of the Company, FCP Holdings, Inc., Fertitta Partners LLC, FCP Voteco, LLC, Deutsche Bank Trust Company Americas, as administrative agent and the lenders party thereto